Exhibit 99.1
Corillian Reports Third Quarter 2005 Results
New deals, strong sales pipeline and new products position company for growth
PORTLAND, Ore. — Nov. 3, 2005 — Corillian Corp. (NASDAQ: CORI), the top provider of online banking, bill payment and anti-fraud solutions to leading financial institutions, today reported financial results for the third quarter ended Sept. 30, 2005.
Revenues for the third quarter were $11.9 million, compared to $12.3 million for the second quarter of 2005. Net loss for the quarter was approximately $60,000, resulting in a net loss of ($0.00) per diluted share, compared to net income of $2.1 million and diluted earnings per diluted share of $0.05 in the second quarter of 2005. Net income before amortization of acquisition related intangible assets for the third quarter was $161,000, resulting in net income of $0.00 in diluted earnings per share, compared to Corillian’s guidance of diluted earnings per share of $0.02 to $0.05 in the third quarter of 2005. A reconciliation of GAAP results to pro forma results is provided as part of this press release.
Cash and investment balances at the end of the third quarter were $27.3 million, compared to $39.4 million at December 31, 2004. This reduction is attributable to cash used to acquire InteliData Technologies Corporation and qbt Systems, Inc.
“Despite disappointing revenue and income results, we are pleased with the success we’ve seen in closing three new customer deals in the quarter, including a top 50 U.S. bank. The third quarter yielded more new deals than we have closed in any quarter since 2002,” said Alex Hart, president and CEO of Corillian. “Our core revenue backlog grew by $800,000 in the third quarter, the first sequential increase in backlog since Dec. 2004. In addition, during the first few weeks of the fourth quarter, we added Bank Leumi, the second largest bank in Israel, and we are currently working on more than a dozen active deals, several of which are expected to close by year end.”

Enabling eFinance

In support of Corillian’s expansion into broader markets, the company focused on expanding existing product lines, rolling-out new products and services, and improving overall sales capabilities during the third quarter. Additional focus has been placed on increasing the predictability of Corillian’s business model through three areas:
•	Creating products, services and processes that enable the company to profitably serve smaller institutions and to reduce its dependence on a few large opportunities, providing access to a larger market.

•	Acquiring additional customer relationships through both improved sales efforts and strategic acquisitions, enabling Corillian to build on its strength of expanding customer relationships.

•	Increasing the percentage of recurring revenue through more aggressive sales of client hosting, the Corillian Fraud Detection Service (CFDS), Intelligent Authentication and other subscription-based services.
Recent Highlights
•	Corillian successfully completed the acquisitions of InteliData Technologies Corporation, a leading provider of online banking, bill payment and credit card services, and privately-held qbt Systems, Inc., a leading provider of real-time integration software.

•	Corillian signed three new customers during the third quarter, a top 50 U.S. bank, a top 50 U.S. credit union, and a $2 billion-asset community bank.

•	Five organizations signed up for the Corillian Fraud Detection System, including a top 50 Bank and a U.S. government agency.

•	Corillian announced the availability of Corillian Intelligent Authentication™, a patent-pending security solution designed to prevent fraud and preserve consumer confidence in online banking, e-commerce and other Web sites demanding a higher level of security. Corillian Intelligent Authentication enables financial institutions to meet the new Federal Financial Institutions Examination Council’s (FFIEC) guidance for delivering strong authentication solutions by year-end 2006.

•	Three smaller financial institutions subscribed to NCR’s shared server solution for online banking and bill payment, powered by the Corillian Voyager platform.

•	Commerce Bancshares went live on the most recent release of Corillian Small Business Banking and International Bank of Commerce (IBC) went live on the latest release of Corillian Consumer Banking.

•	Corillian received certification under security standard BS:7799, the most widely-recognized framework and standard for developing and certifying a company’s security management system.

Financial Outlook
Based on the current backlog of projects in implementation and deals in the sales pipeline, Corillian anticipates that fourth quarter 2005 revenues will be in the range of $12 to $15 million and EPS will range from a net loss of ($0.02) per diluted share to net income of $0.04 per diluted share. Per share pro forma results, excluding the amortization of intangible assets related to acquisitions, are expected to range from a loss of ($0.01) to a profit of $0.05. Corillian is providing this wide range of guidance in light of the company’s third quarter results and the continued opportunities available in the fourth quarter. Corillian has in its current backlog sufficient revenue opportunities to meet the low end of this guidance range in the fourth quarter.
Reconciliation of GAAP results to Pro Forma Results
Corillian provides pro forma operating results as a supplement to its GAAP financial results. Corillian believes that pro forma results provide investors and management with a representation of Corillian’s core operating performance that can be helpful in assessing future growth.
Corillian’s pro forma results exclude the following charges and benefits, net of any related tax impact, from Corillian’s statements of operations when applicable:
•	Amortization of deferred stock-based compensation

•	Amortization of intangible assets

•	Restructuring-related charges

•	Merger-related charges

•	Impairment charges related to acquisition-related intangible assets
A detailed calculation of pro forma net income and pro forma net income per share is included in the attached reconciliation of GAAP net income to pro forma net income. The GAAP net income and pro forma net income per share is included in the attached condensed consolidated statement of operations.
Corillian will hold a conference call at 4:30 p.m. ET on November 3, 2005 to discuss the quarterly results and business outlook. Investors and other interested parties can listen to the conference call over the Internet at Corillian’s corporate Web site at http://www.corillian.com/investor.

About Corillian Corporation
Corillian is the market leader of online banking, bill payment and fraud prevention solutions to the financial services industry. With 28 of the top 100 U.S. banks and 20 of the top 100 U.S. credit unions as customers, Corillian serves over 25 percent of the online banking community. Corillian provides the most flexible, scalable and secure set of online banking applications across multiple lines of business, integrating best-practice functionality developed for some of the most innovative financial institutions in the world. Corillian features integrated applications across Consumer Banking, Small Business Banking, Wealth Management, Credit Card Management, and Corporate Cash Management, as well as enterprise wide solutions, including Fraud Detection, Payments Warehouse, Alerts, eStatements, and OFX. Corillian’s fraud prevention solutions use Preemptive Forensics™ to protect web sites from phishers, hackers, and fraudsters. Corillian’s strong authentication solution provides a low-cost solution for multi-factor authentication while maintaining high user satisfaction. Empowered by Corillian solutions, some of the world’s most visionary financial institutions provide their customers with the tools to manage their finances more effectively and securely. For more information about Corillian Corporation, visit the company’s Web site at http://www.corillian.com.
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Matters discussed in this release may include forward-looking statements that involve risks and uncertainties, and actual results may be materially different. For example, statements regarding Corillian’s business outlook and Corillian’s prospects for success in the online financial software and services industry are forward-looking. Factors that could cause actual results to differ include the risk that the acquisitions of InteliData Technologies Corporation and qbt Systems, Inc. are not successfully integrated into Corillian’s business and operations, that Corillian is not able to fulfill acceptance criteria on projects for its customers and fails to earn performance bonuses or receive milestone payments on such projects, that Corillian fails to sign new customers, that Corillian does not realize anticipated business from its sales pipeline, that Corillian’s existing customers do not continue to demand seat licenses, new products or services from Corillian, that Corillian’s customers experience performance problems or security breaches using Corillian’s solutions, that Corillian’s partners are not able to fulfill their contractual obligations to Corillian and such failure negatively impacts Corillian customers, that Corillian encounters significant problems in implementing its software for its customers or significant delays in developing software for its customers, that Corillian incurs significant legal expenses or losses in lawsuits and that financial institutions are affected by adverse government regulations or market conditions. Other risks include those stated in Corillian’s reports and other documents filed from time to time with the Securities and Exchange Commission, including its report on Form 10-Q for the quarter ended June 30, 2005 and the proxy statement and prospectus included as part of its Registration Statement on Form S-4 (File No. 333-124848), as amended from time to time.
For more information contact:

Steve Shaw ï Corp. Communications Manager ï Corillian Corporation ï e-mail: sshaw@corillian.com ï Phone: (503) 629-3770
Paul Wilde ï Chief Financial Officer ï Corillian Corporation ï e-mail: pwilde@corillian.com ï Phone: (503) 629-3300

CORILLIAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Quarter Ended
	September 30,	September 30,
	2005	2004
Revenues	$11,937	$13,517
Cost of revenues	5,311	4,499

Gross profit	6,626	9,018

Operating expenses:
Sales and marketing	1,964	1,846
Research and development	2,627	1,641
General and administrative	2,343	1,826
Impairment Charge	—	491

Total operating expenses	6,934	5,804

Income (loss) from operations	(308)	3,214
Other income (expense), net	248	(122)

Income (loss) before income taxes	(60)	3,092
Income taxes	—	20

Net income (loss)	$(60)	$3,072

Basic net income (loss) per share	$(0.00)	$0.08
Diluted net income (loss) per share	$(0.00)	$0.08
Shares used in computing basic net income per share	41,756	37,947
Shares used in computing diluted net income per share	41,756	40,429
RECONCILIATION OF GAAP NET INCOME (LOSS) TO PRO FORMA NET INCOME (1)
GAAP net income (loss)	$(60)	$3,072
Amortization of acquisition-related intangibles included in cost of revenues	200	—
Amortization of acquisition-related intangibles included in sales and marketing	21
Tax effect of pro forma amortization adjustment	—	—

Pro forma net income	$161	$3,072

Diluted pro forma net income per share	$0.00	$0.08

Shares used in computing diluted pro forma net income per share	42,747	40,429

(1) See explanation above regarding the Company’s practice on reporting pro forma results.

CORILLIAN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and investments	$27,293	$39,350
Accounts receivable, net	7,437	8,218
Revenue in excess of billing	2,670	1,363
Other current assets	2,921	1,902

Total current assets	40,321	50,833
Property and equipment, net	3,796	3,800
Goodwill	26,850	—
Intangibles, net	4,279	—
Other assets	1,232	636

Total assets	$76,478	$55,269

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$7,217	$3,447
Deferred revenue	12,633	16,630
Current portion of long-term debt and capital lease obligations	5	296
Other current liabilities	1,152	1,043

Total current liabilities	21,007	21,416
Long-term debt and capital lease obligations, less current portion	—	629
Other long-term liabilities	721	622

Total liabilities	21,728	22,667

Shareholders’ equity:
Common stock	149,425	129,969
Accumulated other comprehensive income	61	61
Accumulated deficit	(94,736)	(97,428)

Total shareholders’ equity	54,750	32,602

Total liabilities and shareholders’ equity	$76,478	$55,269

CORILLIAN CORPORATION
SUPPLEMENTAL INFORMATION
(unaudited)

License revenues for the third quarter of 2005 were $2.3 million, or 19% of total revenues, as compared to $5.9 million or 44% of total revenues in the third quarter of 2004. License block sales in the third quarter of 2005 were approximately $1.1 million, as compared to approximately $100,000 in license block sales in the third quarter of 2004.
Corillian’s revenue backlog was $33.7 million as of September 30, 2005, compared to $32.4 million at the end of the fourth quarter of 2004. Revenue backlog represents contractual customer commitments, including fees for licenses, professional services, maintenance, hosting and subscriptions. Backlog is not necessarily indicative of revenues to be recognized in any given future period. For example, some of the fees reflected in backlog may be accounted for as funded research and development, depending on the nature of the work to be performed by Corillian. There are many factors that would impact Corillian’s filling of backlog, such as its progress in completing projects for its customers and Corillian’s customers meeting anticipated schedules for customer-dependent deliverables. Corillian provides no assurances that any portion of its backlog will be filled during any fiscal year or at all or that its backlog will be recognized as revenues in any given period.
Total headcount as of September 30, 2005 was 291, compared with 219 as of September 30, 2004.
The total number of shares outstanding as of September 30, 2005 was 44,672 million shares.